UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2012

STRATEGIC MINING CORPORATION
(Name of small business issuer specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

36 Toronto Street, suite 1170
Toronto, ON, Canada  M5C 2C5
(Address of principal executive offices)

 (former name or former address, if changed since last report)

416-840-9843
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or and Obligation under an Off -Balance Sheet Arrangement of a Registrant.

On April 13, 2012, the Company entered into a Reserve Equity Financing Agreement (“REF”) with AGS Capital Group, LLC (“AGS”), a U.S. based specialist investor group, giving the Company the right, but not the obligation, to sell up to $5 million of Company common stock to AGS in increments up to $500,000, at the lowest closing bid price of the Company’s common stock during the 20 consecutive trading days preceding the advance of funds by AGS, over a period of three years.  The Company is required to file a registration statement to register the common stock under the Securities Act of 1933 in order to effectuate any sales of common stock under the REF.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1: Reserve Equity Financing Agreement between the Company and AGS Capital Group, LLC
Exhibit 10.2: Reserve Equity Financing Funding Term Sheet
Exhibit 10.3: Registration Rights Agreement between the Company and AGS Capital Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC MINING CORPORATION

Date: May 29, 2012	By:	/s/ Douglas C. Peters
Douglas C. Peters
President, Chief Executive Officer, Director